Exhibit 107

Filing Fee Table

           F-1

(Form Type)

Huge Amount Group Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

			Fee		Proposed	Proposed
			Calculation		Maximum	Maximum
		Security	or Carry		Offering	Aggregate			Amount of
	Security	Class	Forward	Amount	Price Per	Offering			Registration
	Type	Title	Rule	Registered	Unit	Price(1)		Fee Rate	Fee
Fees to Be Paid	Equity	Ordinary shares, par value $1.00 per share(2)	Rule 457(o)	–	–	$11,500,000		0.0001476	$1,697.4
	Equity	Representative’s Warrants (3)	Rule 457(g)	–	–	–		–	–
	Equity	Ordinary Shares underlying the Representative’s Warrants	Rule 457(o)	–	–	$632,500	(4)	0.0001476	$93.357
	Total Offering Amounts					$12,132,500			$1,790.757
	Total Fees Previously Paid								$–
	Total Fee Offset								$–
	Net Fee Due								$1,790.757

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Includes ordinary shares that may be purchased by Univest Securities, LLC, the underwriter, pursuant to its option to purchase additional ordinary shares to cover over-allotment, if any.

(2)	In accordance with Rule 416, the Registrant is also registering an indeterminate number of additional ordinary shares that shall be issuable after the date hereof as a result of share splits, share dividends, or similar transactions.

(3)

In accordance with Rule 457(g) under the Securities Act, because the Registrant’s Ordinary Shares underlying the Representative’s Warrants are registered hereby, no separate registration fee is required with respect to the Representative’s Warrants registered hereby.

(4)	The Registrant will issue to the representative of the several underwriters warrants to purchase a number of Ordinary Shares equal to an aggregate of 5% of the Public Offering Ordinary Shares sold in the offering, including any Ordinary Shares issued upon exercise of the underwriters’ over-allotment option. The exercise price of the Representative’s Warrants is equal to 110% of the offering price of the Public Offering Ordinary Shares offered hereby. The Representative’s Warrants are exercisable commencing following the date of commencement of sales of the public offering and will be exercisable until such warrants expire two years after such date.